Exhibit 15.1

26 March 2021	Our Ref: JWYL/TWTH/L3274-H22160

LIZHI INC. 3-07A, Yangcheng Creative Industry Zone Yangcheng Creative Industry Zone No. 309 Middle Huangpu Avenue Tianhe District, Guangzhou 510655 The People’s Republic of China

Dear Sirs or Madam

LIZHI INC.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation — Cayman Islands Taxation” in the Annual Report on Form 20-F of LIZHI INC. for the year ended 31 December 2020 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 26 March 2021 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)

WALKERS (HONG KONG)